TECHNOLOGY AGREEMENT

ACCOUNT FORM

This TECHNOLOGY AGREEMENT, which consists of this account form (the “Account Form”) and the associated Terms and Conditions (the “Terms and Conditions”) attached hereto as Exhibit A, is made and entered into as of December 28, 2017 (the “Effective Date”) between PSI International Inc. (collectively referred to as “Issuer,” “you,” “your”) for its offering of securities entitled PSI International Inc. (“Offering”), and FundAmerica, LLC (“FundAmerica”, “Technology Provider,” “we,” “our,” or “us”).

RECITALS

WHEREAS, FundAmerica is a technology firm providing engineering and technology services;

WHEREAS, FundAmerica has created, owns and maintains proprietary tools and technology, negotiated third-party integrations, and has operational processes to provide certain back-end tools, and technology, to persons conducting, managing and/or enabling technology-driven capital raises via offerings of debt and/or equity securities, and for maintaining and managing investor data, reporting and communications (the “Technology”); and,

WHEREAS, Issuer intends to use technology to engage in and manage one or more equity and/or debt securities offerings;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed to execute this Technology Agreement (the “Agreement”) to memorialize the terms and conditions for which FundAmerica will provide Technology to Issuer.

The parties hereby agree as follows:

1.	Financial Technology

FundAmerica will provide the Technology to Issuer, subject to the Terms and Conditions contained in the attached Exhibit A. Such Technology include and are accessible via our Application Programming Interface (the “API”) and our Invest Now technology (“Invest Now”).

2.	Fees

Issuer shall pay fees as indicated in Schedule A included by reference herin.

Agreed as of the date first written above, by and between:

PSI INTERNATIONAL INC., AS ISSUER

Richard Seol

Name	Richard Seol
Email	rseol@psiint.com
Company	PSI International Inc.
Title	President
Date	December 28, 2017, 1:01:18PM PST
Signature ID	a406d348-1068-4c62-b9d3-9c9669a7382e

FUNDAMERICA, LLC

By
Name
Title

EXHIBIT A

TECHNOLOGY AGREEMENT

TERMS AND CONDITIONS

1. DEFINITIONS. For purposes of this Agreement:

1.	“Agreement” means this Technology Agreement, which consists of the Account Form and this Exhibit A Terms and Conditions.

2.	“Issuer” means the company and any related party, subsidiary, agent, representative, administrator, successor in interest, or other person or entity acting on behalf of or in place of the person or entity who is using (or enabling the use of) FundAmerica Technology to aid in managing a raise or capital and who is identified on the Account Form as the Issuer.

3.	“Materials” means all Issuer data, information, disclosures, advertising, works of authorship, inventions, drawings, logos, software code or other communications related to the Offering.

4.	“Account Form” means the Technology Agreement Account Form.

5.	“Investor” or “Subscriber” means a person that commits to purchase equity or debt securities of an Issuer in an Offering.

6.	“Offering” means Issuer’s offering of debt or equity securities as it raises capital pursuant to SEC and/or state regulations.

7.	“Person” means any individual, company, limited liability company, corporation, trust, estate, association, nominee or other entity.

8.	“Technology” has the meaning set forth in the Account Form.

9.	“Term” has the meaning set forth in Section 8.

10.	“User” means Issuer, its customers and any other person using the Technology in any way.

11.	“Information” means any data or information, including personally identifiable information, provided by or relating to Users in connection with any Offering, whether provided directly by User or Funding Platform in connection with the Technology.

12.	“Invest Now” means FundAmerica’s proprietary transaction engine to simplify engaging with the Technology, generally with “plug & play” access, both for posting data associated with an offering into our system (the “Wizard”) and for investors to commit to an offering (the “Button”).

13.	“API” means FundAmerica’s Application Programming Interface, which is a set of code and programming rules which enable people to connect their software to our systems. The API is secured with a “key” which triggers access, for that specific account, to services and data access.

2. TECHNOLOGY AND HOSTING

1.	API, Invest Now.

API and Invest Now provide access to various Technology, which may be selectively used at Issuer’s option pursuant to FundAmerica policies in effect at the time of each desired use. Technology may also be selectively enabled or disabled by FundAmerica, in our sole discretion, limiting which Technology, features and tools Issuer has access to use, and at what fees.

2.	Investor & Cap Table Management Technology, Data Access.

FundAmerica will provide Issuer with tools to manage its investors (including changes and updates), communicate with investors, view its capitalization table, and access historical data. FundAmerica provides these tools and access on a Software-as-a-service (“SaaS”) basis for an Issuer to manage its own Cap Table and shareholder records. The Issuer agrees that is solely responsible for managing its Cap Table and shareholder records, and agrees that FundAmerica SaaS technology that is being provided is only a tool to aid the Issuer to manage its shareholder records. The Issuer acknowledges that the SaaS technology provided are not the services of a registered stock transfer agent, and that the Issuer has the sole responsibility for determining whether a registered stock transfer agent is required for its securities offering(s). The SaaS system can be used to access historical data on investors, the offering, and events. Issuers authorized administrators will have access to the SaaS system, at Issuers sole discretion and responsibility. FundAmerica does not directly make changes to investor data, nor does it issue certificates, enforce transfer restrictions or handle cash. SaaS services are provided for the monthly and other fees detailed in Schedule A of this Agreement.

3.	Hosting & Management.

At all times, the Technology shall be hosted, managed and maintained by FundAmerica and our appointed third-party service providers. Our Technology are accessible via our API, and not by any separate software installation. FundAmerica provides Technology to numerous other customers, including other issuers and funding platforms. The Technology that FundAmerica provides are evolving and the Technology that we provide may change from time to time without prior notice to you. FundAmerica may update, modify, change or otherwise alter the hosting location(s) and/or methodology, as well as any or all features, functionality, user interface(s) located in Issuer’s account on apps.fundamerica.com (the “Control Panel”), business logic, policies, procedures, and/or the API and/or Invest Now from time to time at its sole discretion and without notice. In addition, FundAmerica may stop (permanently or temporarily) providing the Technology (or any specific component(s) or feature(s) of the Technology) to you or to users generally and may not provide you with prior notice. It is Issuer’s express will and consent that all data shall be stored in the United States of America.

3. SERVICES

1.	Access.

FundAmerica will make the Technology available to Issuer and Issuer’s investors and other users (“Users”) in accordance with this Agreement and FundAmerica’s rules, policies, and Terms of Use then in effect. Issuer acknowledges that its use of the Technology are subject to this Agreement, including all applicable terms of service, privacy policies and other policies that are then in effect. Issuer acknowledges that some of the Technology, even though a la carte in the system, may be interdependent and not available except and unless combined with other Technology, as determined in the sole and arbitrary discretion of FundAmerica, and that your terms, access to specific Technology, and/or fees may be different than those of other FundAmerica customers, and even different than those of other offerings you have conducted using our Technology, if any.

2.	Technology Restrictions.

Issuer will not directly itself, and will not permit or authorize third parties, including Issuer’s Users, employees or agents to: (a) rent, lease, sublet, resell, convert, license, exploit, use, modify, or otherwise permit unauthorized third parties to access or use any aspect of the API or Invest Now; (b) reverse engineer, reverse assemble or otherwise attempt to discover the source code for the API or Invest Now; (c) circumvent or disable any security or other technological features or measures of the API or Invest Now; (d) alter, modify, convert or attempt to, modify, convert or otherwise manipulate the API or Invest Now, software or code; or (e) clone or otherwise copy, replicate or duplicate in any fashion any part of the API or Invest Now design, workflow, features or methodology, all of which Issuer acknowledges are proprietary intellectual property wholly owned by FundAmerica.

3.	Reporting.

FundAmerica will provide Issuer with access to regular updates via various web-accessible dashboards, various plug & play web widgets, and/or via WebHooks functionality of the API, which enables Issuer to pull data from our system directly into its servers and to get on-demand updates both for its own purposes and so it can create reports and alert systems for its customers and other users with respect to all receipts of funds, deposits, disbursements and other transactions for each open Escrow Account. When the Technology are used via the API, then FundAmerica shall not be obligated to push or send reports or alerts to Issuer or any other person. When the Technology are engaged via Invest Now or via manual dashboard tools then FundAmerica will send confirmations and alerts, generally on Issuer’s behalf (meaning “from” you, which you hereby unequivocally and unconditionally instruct, direct and authorize us to do in the form and format standard in our system or as customized for you).

4.	Data Privacy.

Investor data received by FundAmerica in conjunction with the Technology shall only be used for the purposes of providing said Technology and as required by the services provided.

5.	FundAmerica Duties.

FundAmerica will at all times manage the API, Invest Now, and all related engineering functions, including application maintenance, upgrades, hosting and modifications. FundAmerica will provide the API, Invest Now, and the Technology availability on an ongoing basis in exchange for Fees, (defined below) including technology, upgrades, operating systems, databases and backups, SSL certificates, third-party service integrations, and related technology licenses.

6.	Issuer’s Obligations.

Issuer warrants that it will operate its offering(s) in compliance with all federal and state laws.

7.	Ethics, Reputation.

Issuer will use the Technology in compliance with all applicable laws and regulations, and refrain from any conduct, use or misuse that may damage the reputation of FundAmerica or its subsidiaries or affiliated entities.

8.	No Warranties.

Issuer will not make or publish any representations, warranties, or guarantees on behalf of FundAmerica concerning FundAmerica’s Technology.

9.	Content, Use, and Protection Against Unauthorized Use.

FundAmerica reserves the right to suspend or terminate any User from using the API or Invest Now for any violation of the terms or intent of this Agreement, as determined by FundAmerica in its sole discretion. Issuer is prohibited from using FundAmerica’s API or Invest Now in any unlawful or unethical manner, or in any manner that interferes with, disrupts, or disables the API or Invest Now or the networks or Technology on which the API or Invest Now operates, or that is in any way a violation of the site Terms of Use of any federal or state laws, rules or regulations. Issuer is solely responsible for the content of its postings, data and transmissions using the API or Invest Now, and any other use of the API and Invest Now. Issuer will use its best efforts to prevent any unauthorized use of the API and Invest Now and immediately notify FundAmerica in writing of any unauthorized use that comes to Issuer’s attention. Issuer will take all steps reasonably necessary to terminate the unauthorized use. Issuer hereby indemnifies and holds FundAmerica harmless for any and all violations or breaches of this Section 3.8 or any unauthorized use or any misuse as discussed above.

10.	Terms of Use, Privacy Policy, Technology Level Agreement.

Except as set forth in this Agreement, the Technology shall be subject to the most current, then in effect, Terms of Use and Privacy Policy, as available via links at the bottom of the www.fundamerica.com website. Furthermore, the Technology shall be available to Issuer in accordance with the Services Level Agreement (the “SLA”) as available via a link at the bottom of the www.fundamerica.com website. In the event of any conflict between any terms or provisions of the website Terms of Use and the terms and provisions of this Agreement, the applicable terms and provisions of this Agreement shall control.

11.	Ownership.

Except for the rights expressly granted in this Agreement, nothing shall be construed or shall grant, convey, transfer, assign, or imply the conveyance of rights, claims, ownership or other claim to any right or title to the technology, software, business processes or intellectual property of Issuer. Issuer will not acquire any right, title, or interest in or to the API, Invest Now , or other software, technology, business processes, copyrights, trademarks, or intellectual property of FundAmerica or its subsidiaries and affiliated entities by any reason, including:

(a) the execution and delivery of this Agreement, (b) the disclosure of any information with respect to Invest Now or the API by FundAmerica either pursuant to this Agreement or prior or subsequent to execution hereof, (c) Issuer’s discovery of confidential information in the course of the commercial relationship contemplated by this Agreement, or (d) any licensed or unlicensed use of FundAmerica’s proprietary information, software, the API, Invest Now , brand, or intellectual property and/or the creation or evolution of any derivative or new intellectual property, software, information, arising from the use or misuse of the Technology. Rather, FundAmerica retains the sole and exclusive ownership of all intellectual property and proprietary rights with respect to the API and software, Invest Now as well as business and technological processes, including the sole and exclusive ownership to any improvements and derivative works of the API developed by Issuer or any other person. Issuer hereby grants to FundAmerica a nonexclusive, worldwide, royalty free right and license to its copyrights, intellectual property and proprietary rights strictly in connection with FundAmerica’s development, integration, implementation, hosting, marketing, advertising and operation of the Technology.

4. FEES

1.	Fees, Compensation.

Fees for the Technology provided under this Agreement are set forth in Schedule A.

All Fees are incurred immediately at the time Technology are ordered. Fees are generally payable via ACH debit to Issuer’s bank account, in which case the parties agree that the definition of “investments” in the “ACH Debit Authorization Form” is hereby expanded to include fees due hereunder. Fees may at times also be payable out of escrow proceeds (paid to FundAmerica by the escrow agent before escrow agent sends funds to Issuer), by credit card, or by company check or wire. No fee for any of our Technology is contingent upon the success or amount of any investment in particular or the offering in general. No Fees are to be prorated for any partial periods, nor are they refundable in whole or in part unless agreed to in writing by FundAmerica for the specific Technology for which any Fees were charged. Issuer acknowledges and agrees that FundAmerica is no way is performing any duties of an underwriter, and is not in any way to be considered a statutory underwriter as defined in the Securities Act of 1933.

2.	Taxes.

Each party to this Agreement shall be solely responsible for their own federal and state taxes, and will pay their own taxes, duties, withholding taxes, and other governmental and/or regulatory charges (collectively, the “Taxes”) resulting from or pursuant to its performance under this Agreement and as they apply to its respective business.

3.	Late Charges.

Any amount not paid by Issuer when due will be subject to finance charges equal to one and one-half percent (1.5%) per month or the highest rate permitted by applicable law, whichever is greater, determined and compounded daily from the date due until the date paid. Issuer will also reimburse all costs and expenses (including, but not limited to, reasonable attorneys’ fees) incurred by FundAmerica or its subsidiaries and affiliated entities to collect any amounts not paid when due. FundAmerica, may, at any time, in its sole and absolute discretion, suspend availability of the Technology on any account which is late in payment.

5. MUTUAL WARRANTIES

●	Mutual Warranties.

Each party to this Agreement represents and warrants to the other that it has the right and authority to enter into this Agreement and to perform all of its respective obligations and undertakings. Each party further represents and warrants that: (a) this Agreement has been duly executed and delivered and constitutes a valid and binding agreement enforceable against such party in accordance with its terms; (b) no authorization or approval from any other person is required in connection with such party’s execution, delivery, or performance of this Agreement; and (c) the execution, delivery, and performance of this Agreement does not violate the terms or conditions of any other agreement to which it is a party or by which it is otherwise bound.

●	Warranties by Issuer.

1.	Issuer Materials.

Issuer hereby represents and warrants that the Issuer’s Offering and its Materials comply with all applicable laws, and will not infringe the copyright, trade secret, privacy, publicity, or other rights of any third party. Issuer hereby indemnifies and holds FundAmerica harmless for any and all violations or breaches of this Section 5.b.2. Issuer acknowledges that it is sharing its Issuer Materials with FundAmerica in order for us to provide the Technology and perform under this Agreement.

2.	Breach of Warranties.

In the event of any breach of any of Issuer’s responsibilities or warranties herein, in addition to any other remedies available at law or in equity, FundAmerica has the right to immediately, in FundAmerica’s sole discretion, suspend any related API features and/or Technology if deemed necessary by FundAmerica to prevent or eliminate difficulties in the operation of Technology or harm to FundAmerica’s reputation, or to prevent potential litigation or other controversies.

3.	Disclaimer.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, FUNDAMERICA MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHETHER EXPRESS, IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW). FUNDAMERICA EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, ACCURACY, TITLE, AND NON-INFRINGEMENT. FUNDAMERICA DOES NOT WARRANT AGAINST INTERFERENCE WITH THE USE OF THE SERVICES OR SOFTWARE OR AGAINST INFRINGEMENT. FUNDAMERICA DOES NOT WARRANT THAT THE SERVICES OR SOFTWARE ARE ERROR-FREE OR THAT OPERATION OF THE API, INVEST NOW OR THE SERVICE WILL BE SECURE OR UNINTERRUPTED. FUNDAMERICA EXPRESSLY DISCLAIMS ANY AND ALL LIABILITY ARISING OUT OF THE FLOW OF DATA AND DELAYS ON THE INTERNET. ISSUER WILL NOT HAVE THE RIGHT TO MAKE OR PASS ON ANY REPRESENTATION OR WARRANTY ON BEHALF OF FUNDAMERICA TO ANY THIRD PARTY. ISSUER’S ACCESS TO AND USE OF THE SERVICES OR ANY API ARE AT ISSUER’S OWN RISK. ISSUER UNDERSTANDS AND AGREES THAT THE SERVICES ARE PROVIDED TO IT ON AN “AS IS” AND “AS AVAILABLE” BASIS. FUNDAMERICA EXPRESSLY DISCLAIMS LIABILITY TO ISSUER FOR ANY DAMAGES RESULTING FROM ISSUER’S RELIANCE ON OR USE OF THE SERVICES.

6. LIMITATION OF LIABILITY

0.	Disclaimer of Consequential Damages.

ISSUER HEREBY ACKNOWLEDGES AND AGREES, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, FUNDAMERICA, WILL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO ISSUER FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTION CONTEMPLATED UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOST PROFITS OR LOSS OF BUSINESS.

1.	Cap on Liability.

ISSUER HEREBY ACKNOWLEDGES AND AGREES UNDER NO CIRCUMSTANCES WILL FUNDAMERICA’S TOTAL LIABILITY OF ANY AND ALL KINDS ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO WARRANTY CLAIMS), REGARDLESS OF THE FORM AND REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON CONTRACT, TORT, OR OTHERWISE, EXCEED THE TOTAL AMOUNT OF FEES PAID, IF ANY, BY ISSUER TO FUNDAMERICA UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD PRIOR TO THE OCCURRENCE OF THE EVENT GIVING RISE TO SUCH LIABILITY.

2.	General Indemnification.

Issuer hereby agrees to indemnify, protect, defend and hold harmless FUNDAMERICA and its officers, directors, members, shareholders, employees, agents, partners, vendors, successors and assigns from and against any and all third party claims, demands, obligations, losses, liabilities, damages, regulatory investigations, recoveries and deficiencies (including interest, penalties and reasonable attorneys’ fees, costs and expenses), which FUNDAMERICA may suffer as a result of: (a) any breach of or material inaccuracy in the representations and warranties, or breach, non-fulfillment or default in the performance of any of the conditions, covenants and agreements, of Issuer contained in this Agreement or in any certificate or document delivered by Issuer or its agents pursuant to any of the provisions of this Agreement, or (b) any obligation which is expressly the responsibility of Issuer under this Agreement, or (c) any other cost, claim or liability arising out of or relating to operation or use of the license granted hereunder, or, (d) any breach, action or regulatory investigation arising from Issuer’s failure to comply with any state blue sky laws or other securities laws, and/or arising out of any alleged misrepresentations, misstatements or omissions of material fact in the issuers’ offering memoranda, general solicitation, advertisements and/or other offering documents. Issuer is required to immediately defend FundAmerica including the immediate payment of all attorney fees, costs and expenses, upon commencement of any regulatory investigation arising or relating to Issuer’s offering and/or items in this Section 6.3(a) through (d) above. Any amount due under the aforesaid indemnity will be due and payable by Issuer within thirty (30) days after demand thereof. Furthermore, Issuer shall protect, hold harmless and indemnify FundAmerica and our officers, directors, members, shareholders, employees, agents, partners, vendors, successors and assigns from and against any and all liability related to Issuer’s business and business related operations and affairs, and use of the API, Invest Now, the Technology or any breach of the terms of this Agreement.

7. MUTUAL CONFIDENTIALITY OF INFORMATION

0.	Definition of Confidential Information.

As used herein, the “Confidential Information” means all confidential and proprietary information of a party disclosed (“Disclosing Party”) to the other party (“Receiving Party”), whether orally or in writing, that is designated as confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure, including the terms and conditions of this Agreement (including pricing and other terms reflected in all Account forms hereunder), data, business and marketing plans, technology and technical information, product designs, API designs, Invest Now , and business processes. Confidential Information shall not include any information that: (i) is or becomes generally known to the public without breach of any obligation owed to Disclosing Party; (ii) was known to Receiving Party prior to its disclosure by Disclosing Party without breach of any obligation owed toe Disclosing Party; (iii) was independently developed by Receiving Party without breach of any obligation owed to Disclosing Party; or (iv) is received from a third party without breach of any obligation owed to Disclosing Party. All intellectual property, work product, software, code, and other proprietary information or work product of both parties to this Agreement is expressly agreed to be Confidential Information.

1.	Protection.

Each party agrees to protect the confidentiality of the Confidential Information of the other party in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind, but in no event using less than reasonable care.

2.	Remedies.

If Receiving Party discloses or uses or threatens to disclose or use any of the Confidential Information of Disclosing Party in breach of the terms hereunder, Disclosing Party shall have the right, in addition to any other remedies available in law and equity, to seek injunctive relief to enjoin such act, it being specifically acknowledged by the parties that any other available remedies are inadequate.

8. TERM AND TERMINATION

0.	Term.

This Agreement shall become effective on the Effective Date and shall continue for the duration of the Offering (the “Initial Term”) and for ongoing post-sale-of-securities data access, reporting and investor & cap table technology unless terminated earlier as provided for herein.

1.	Termination.

Either party may terminate this Agreement upon thirty (30) days written notice of a material breach to the other party of such breach. Such breaches include, but are not limited to: 1) failure to pay all amounts due when due; or (2) the filing by a party to this Agreement of any petition in bankruptcy or initiation of any other proceeding relating to insolvency, receivership, liquidation or assignment for the benefit of creditors.

2.	Effect of Termination.

Upon expiration or termination of this Agreement, (a) Issuer will cease using the API, Invest Now and all associated Technology and FundAmerica will be relieved from any further obligation to provide the Technology; (b) each party will retain all rights and claims arising hereunder prior to the effective date of any expiration or termination; (c) the rights and obligations of the parties under Sections 3.2, 3.7, 3.8, 3.9, 3.12, 5, 6, 7, 8, and 9 will survive an expiration or termination, and (d) FundAmerica will continue to hold data and maintain records as required by securities regulations and/or good business practices.

9. MISCELLANEOUS

0.	Notices.

All notices permitted or required by this Agreement will be via electronic mail (“email”), and will be deemed to have been delivered and received upon sending via any nationally recognized and trusted SMTP delivery service. Notices shall be delivered to the addresses on record which, if to FundAmerica shall be to support@fundamerica.com and if to Issuer shall be to the email address on file in their account on apps.fundamerica.com.

1.	No Implied License.

Except as expressly provided in this Agreement, this Agreement is not intended and will not be construed to confer upon either party any license rights to any patent, trademark, copyright, or other intellectual property rights of either party hereto or any other rights of any kind not specifically conferred in this Agreement. All right, title, and interest in and to the Technology are and will remain the exclusive property of FundAmerica.

2.	Severability.

If any provision of this Agreement is for any reason found to be ineffective, unenforceable, or illegal by any court having jurisdiction, such condition will not affect the validity or enforceability of any of the remaining portions hereof.

3.	Independent Contractors.

Performance by the parties under this Agreement will be as independent contractors. This Agreement is not intended and shall not be construed as creating a joint venture or partnership, or as causing either party to be treated as the agent of the other party for any purpose or in any sense whatsoever or to create any fiduciary duty or relationship or any other obligations other than those expressly imposed by this Agreement.

4.	Limited License of Trademarks.

During the term of this Agreement, Issuer has the option to generally use FundAmerica’s name, logo and trademarks on its website and other marketing materials so long as such use is not construed in any way to imply that any securities offering or transaction is endorsed, recommended, or vetted by FundAmerica or its subsidiaries or affiliated entities, or that Issuer is authorized to act as a securities agent or a representative of FundAmerica or its subsidiaries or affiliated entities. Furthermore, it is agreed that FundAmerica, has the option to use the name and logo of Issuer in publicly disclosing the existence of this business relationship.

5.	No Legal, Tax or Accounting Advice.

Issuer agrees without reservation that FundAmerica is NOT providing any legal, tax or accounting advice in any way, nor on any matter, regardless of the tone or content of any communication (oral, written or otherwise). Issuer unconditionally agrees to rely solely on its own legal, tax and accounting professionals for any such advice and on all matters.

6.	No Investment Advice or Recommendations.

Issuer agrees that FundAmerica is not providing any investment advice, nor do we make any recommendations to any issuer of, or investor in, any securities. Issuer agrees that it will only rely on the advice of its attorneys, accountants and other professional advisors, including any registered broker-dealers acting as an underwriter of the offering.

7.	Electronic Signature and Communications Notice and Consent.

Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Agreements’ electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Agreement will be emailed to Issuer and FundAmerica and will be stored on the Technology and accessible in the Control Panel. Each of Issuer and FundAmerica hereby consent and agree that electronically signing this Agreement constitutes each party’s signature, acceptance and agreement as if actually signed by that party in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between Issuer and FundAmerica. Each party understands and agrees that their e-signature executed in conjunction with the electronic submission of this Agreement shall be legally binding. Each party agrees that their electronic signature is the legal equivalent of their manual signature on this Agreement consents to be legally bound by this Agreement’s terms and conditions. Furthermore, each of Issuer and FundAmerica hereby agree that all current and future notices, confirmations and other communications regarding this Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in the Notices section above or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically-sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients’ spam filters by the recipients email service provider, or due to a recipients’ change of address, or due to technology issues by the recipients’ service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to Issuer, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically-sent communication(s) and maintaining such physical records in any manner or form that you desire. Your Consent is Hereby Given: By signing this Agreement electronically, you explicitly agree to this Agreement and to receive documents electronically, including your copy of this signed Agreement as well as ongoing disclosures, communications and notices.

8.	Assignment.

No party may transfer or assign its rights and obligations under this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, without the consent of the other parties, any party may transfer or assign its rights and obligations hereunder in whole or in part (a) pursuant to any merger, consolidation or otherwise by operation of law, and (b) to the successors and assigns of all or substantially all of the assets of such assigning party, provided such entity shall be bound by the terms hereof. This Agreement will be binding upon and will inure to the benefit of the proper successors and assigns.

9.	Non-Absolute Standards.

All of the Technology are provided under a “reasonability” standard. This means that no service may be held to an absolute or perfect standard. All services are provided “as is” and in such a manner that they are reasonable, and not perfect or flawless. Issuer acknowledges this and agrees that this is fair and acceptable Technology, and that all applicable sections of this Agreement apply to this concept, including, but not limited to, Sections 3.8, 3.9, 3.10, and Sections 5 and 6.

10.	Binding Arbitration, Applicable Law and Venue, Attorneys Fees.

This Agreement is governed by, and will be interpreted and enforced in accordance with the laws of the State of New York without regard to principles of conflict of laws. Any claim or dispute arising under this Agreement may only be brought in arbitration, with venue in New York, New York pursuant to the rules of the American Arbitration Association. Issuer and FundAmerica each consent to this method of dispute resolution, as well as jurisdiction, and consent to this being a convenient forum for any such claim or dispute and waives any right it may have to object to either the method or jurisdiction for such claim or dispute. In the event of any dispute among the parties, the prevailing party shall be entitled to recover damages plus reasonable costs and attorney’s fees and the decision of the arbitrator shall be final, binding and enforceable in any court.

11.	Counterparts; Facsimile; Email; Signatures.

This Agreement may be executed in counterparts, each of which will be deemed an original and all of which, taken together, will constitute one and the same instrument, binding on each signatory thereto. This Agreement may be executed by signatures, electronically or otherwise, delivered by facsimile or email, and a copy hereof that is properly executed and delivered by a party will be binding upon that party to the same extent as an original executed version hereof.

12.	Force Majeure.

No party will be liable for any default or delay in performance of any of its obligations under this Agreement if such default or delay is caused, directly or indirectly, by fire, flood, earthquake or other acts of God; labor disputes, strikes or lockouts; wars, rebellions or revolutions; riots or civil disorder; accidents or unavoidable casualties; interruptions in transportation or communications facilities or delays in transit or communication; supply shortages or the failure of any person to perform any commitment to such party related to this Agreement; or any other cause, whether similar or dissimilar to those expressly enumerated in this Section, beyond such party’s reasonable control.

13.	Interpretation.

Each party to this Agreement has been represented by or had adequate time to obtain the advice and input of independent legal counsel with respect to this Agreement and has contributed equally to the drafting of this Agreement. Therefore, this Agreement shall not be construed against either party as the drafting party. All pronouns and any variation thereof will be deemed to refer to the masculine and feminine, and to the singular or plural as the identity of the person or persons may require for proper interpretation of this Agreement. And it is the express will of all parties that this Agreement is written in English and uses the font styles and sizes contained herein.

14.	Captions.

The section headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

15.	Beneficiaries.

There are no third party beneficiaries to this Agreement.

16.	Entire Agreement; Amendments.

This Agreement sets forth the entire understanding of the parties concerning the subject matter hereof, and supersedes all prior or contemporaneous communications, representations or agreements between the parties, whether oral or written, regarding the subject matter of this Agreement, and may not be modified or amended, except by a written instrument executed after the effective date of this Agreement by the party sought to be charged by the amendment or modification.

10. SUBSTITUTE FORM W-9- TAXPAYER IDENTIFICATION NUMBER CERTIFICATION

0.	Section 6109 of the Internal Revenue Code requires us to provide you with our Taxpayer Identification Numbers (TIN).

Company Name: FundAmerica, LLC

Contact: Accounting

Address: 2300 W. Sahara Ave., Suite 1170, Las Vegas, NV 89102

Tax ID Number (EIN): 81-3263611

[X] We are exempt from backup withholding.

Under penalties of perjury, FundAmerica, LLC hereby certifies that the number shown above is our correct taxpayer identification number, that we are not subject to backup withholding, and that we are a U.S. person.

TRANSFER AGENT AND REGISTRAR AGREEMENT

This Transfer Agent and Registrar Agreement (the “Agreement”), dated as of December 28, 2017, by and between PSI International Inc. a corporation duly organized and existing under the laws of the State of VA (“Corporation”), and VStock Transfer, LLC, a California limited liability company (“Transfer Agent”), is for the purpose of performing the services described therein.

RECITALS

WHEREAS, the Corporation desires that certain services be provided by the Transfer Agent with regard to the issuance, transfer and registration of certain securities of thCorporation;

WHEREAS, the Transfer Agent is engaged in the business of providing services for issuers of securities and seeks to provide such services to the Corporation; and

WHEREAS, the parties hereto desire to set forth the terms and conditions for the providing of services by the Transfer Agent to the Corporation.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. GENERAL APPOINTMENT OF TRANSFER AGENT; DOCUMENTS

1.	Pursuant to the Certificate of Appointment, annexed hereto as Exhibit D, the Transfer Agent is appointed as the transfer agent for the issuance, transfer and registration of the Corporation’s “Securities” and to perform such other services related to the Securities as provided in the Agreement. The term “Securities” as used in these Terms & Conditions shall have the meaning set forth in the Certificate of Appointment.

2.	The Corporation has provided original or true and correct copies to the Transfer Agent of each of the documents listed on the Legal Document Checklist attached as Exhibit A.

3.	The Corporation has accurately completed the Preliminary Information Form attached as Exhibit B and provided a copy to the Transfer Agent.

2. ISSUANCE OF DESIGNATED SECURITIES

The Transfer Agent is authorized and directed to issue Securities of the Corporation from time to time upon receiving from the Corporation the following:

1.	Written instructions as to the issuance from an authorized officer of the Corporation.

2.	A certified copy of any order, consent, decree or other authorization that may relate to the issuance of the Designated Securities.

3.	An opinion of the Corporation’s counsel that (i) the Designated Securities are duly authorized, validly issued, fully paid and nonassessable, (ii) issuance of the Designated Securities has been registered (stating effective date thereof) under the Securities Act of 1933 (as amended) (the “Act”) and the class of Securities represented by the Designated Securities has been registered under the Securities Exchange Act of 1934 (as amended), or, if exempt from registration, the basis of such exemption, and (iii) no order or consent of any governmental or regulatory authority other than that provided to the Transfer Agent is required in connection with the issuance of the Designated Securities or, if no such order or consent is required, a statement to that effect. The opinion should also indicate whether it is necessary that the Designated Securities bear a restrictive legend and the wording of the legend or a statement to the effect that all Designated Securities to be issued are freely transferable upon presentation to the Transfer Agent for that purpose.

4.	Such further documents as the Transfer Agent may reasonably request.

3. AUTHORIZED OFFICERS

1.	Specimen signatures of the officers of the Corporation authorized to sign the physical evidence of Securities, including any certificate (see Exhibit E) together with any applicable specimen certificates, shall be provided to the Transfer Agent to be used by it for the purpose of comparison. The Transfer Agent shall be protected and held harmless in recognizing and acting upon any signature, certificates or other document believed by it in good faith to be genuine. When any officer of the Corporation shall no longer be vested with the authority to sign evidence of Securities for the Corporation, a written notice thereof shall be given to the Transfer Agent and until receipt of such notice the Transfer Agent shall be fully protected and held harmless in recognizing and acting upon the evidence of Securities bearing the signature of such officer or any signature believed by it in good faith to be such genuine signature.

2.	The Transfer Agent shall not be charged with notice of any change in the officers of the Corporation until notice of such change shall be given in writing by the Corporation to the Transfer Agent.

3.	In the event any officer of the Corporation who shall have signed blank stock certificates or other evidence of Securities (or whose facsimile signature shall have been used) shall die, resign or be removed prior to the issuance of such certificates or other evidence of Securities, the Transfer Agent in its capacity as Transfer Agent or Registrar, may issue or register such stock certificates or other evidence of securities as the stock certificates or evidence of Securities of the Corporation, notwithstanding such death, resignation or removal, unless directed to the contrary by the Corporation in writing.

4. REGISTRAR; TRANSFER OF SECURITIES

1.	The Transfer Agent is authorized and directed to act as the official registrar of: the Securities upon receipt by the Transfer Agent of the completed and signed reliance letter substantially in the form of Exhibit F together with complete, accurate and balanced records referenced therein.

2.	The Transfer Agent is authorized and directed to make transfers of Securities from time to time upon the books of the Corporation as maintained by the Transfer Agent.

3.	Securities, in either certificated or book entry form (or other appropriate form of ownership), will be transferred or exchanged upon the surrender of the old Securities (or appropriate instructions in the case of noncertificated shares) in form reasonably deemed by the Transfer Agent to be properly endorsed for transfer, accompanied by such documents as the Transfer Agent may deem necessary to evidence the authority of the person making the transfer. The Transfer Agent reserves the right to refuse to transfer Securities until it has received reasonable assurance that each necessary endorsement is genuine and effective, that the transfer of the Securities is legally valid and genuine and that the requested transfer is otherwise legally in order. For that purpose, Transfer Agent may require an acceptable guaranty of the signature of the person signing and appropriate assurance of authority to do so. The Transfer Agent may rely upon the Uniform Commercial Code, applicable law or regulation, and generally accepted industry practice in effecting transfers, or in delaying or refusing to effect transfers. The Transfer Agent may delay or refuse to process any transfer that in its reasonable judgment appears improper or unauthorized. If, on a transfer of a restricted item, Corporation counsel fails to issue an opinion or to provide adequate reasons therefore within a “reasonable” number of business days of a request to do so, the Transfer Agent is authorized, but not required, to process such transfer upon receipt of an appropriate opinion of presenter’s counsel.

4.	Transfer Agent shall be fully protected and held harmless in recognizing and acting upon written instructions of an authorized officer of the Corporation.

5.	When the Transfer Agent deems it expedient it may apply to the Corporation, or counsel for the Corporation, or to its own counsel for instructions and advice; that the Corporation will promptly furnish or will cause its counsel to furnish such instructions and advice, and, for any action taken in accordance with such instructions or advice, or in case such instructions and advice shall not be promptly furnished, the Corporation will indemnify and hold harmless the Transfer Agent from any and all liability, including attorney’s fees and court costs.

6.	The Corporation will at all times advise the Transfer Agent of any and all stop transfer notices or adverse claims lodged against Securities of the Corporation and further, will promptly notify the Transfer Agent when any such notices or claims have expired or been removed. The Transfer Agent is not otherwise responsible for stop transfer notices or adverse claims from either the Corporation or third parties unless it has received actual written notice.

5. RECORDKEEPING

1.	The Transfer Agent is authorized and directed to maintain records showing the name and address of, and the number of Securities issued to each holder of, said Securities together with such other records as the Transfer Agent may deem necessary or advisable to discharge its duties as set forth herein.

2.	In case of any request or demand for the inspection of the stock records of the Corporation or any other records in the possession of the Transfer Agent, the Transfer Agent will notify the Corporation for instructions permitting or refusing such inspection; provided, however, that the Transfer Agent reserves the right to permit the inspection of the stock records and other records of the Corporation and its holders of securities by any regulatory authority including the Securities and Exchange Commission (“SEC”) and the Depository Trust & Clearing Corporation (“DTCC”).

6. RESPONSIBILITIES, INDEMNITIES, AND COMPENSATION HEREUNDER

1.	The Transfer Agent may conclusively rely and act or refuse to act without further investigation upon any list, instruction, certification, authorization, stock certificate or other communication, including electronic communication, instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed by any duly authorized person or persons, or upon the instruction of any officer of the Corporation or the advice of counsel for the Corporation, or counsel for the Transfer Agent. The Transfer Agent may make any transfer or registration of ownership for such securities which is believed by it in good faith to have been duly authorized or may refuse to make any such transfer or registration if in good faith the Transfer Agent deems such refusal necessary in order to avoid any liability upon either the Corporation or itself. Corporation agrees that it shall not give Transfer Agent direction to take any action or refrain from taking any action, if implementing such direction would be a violation of applicable law or regulation. Corporation agrees that it shall not direct Transfer Agent to transfer any security if such security is subject to any restriction or prohibition on transfer to or from a securities intermediary in its capacity as such, and Transfer Agent shall be protected in refusing to effect any such transfer.

2.	The Transfer Agent may conclusively and in good faith rely and act, or refuse to act, upon the records and information provided to it by the Corporation and its prior transfer agent or recordkeeper without independent review and shall have no responsibility or liability for the accuracy or inaccuracy of such records and information.

3.	The Corporation will indemnify, defend, protect and hold harmless the Transfer Agent and its managers, affiliates, agents, officers and employees (the “Indemnitees”) from and against any and all: losses, costs, claims, damages, suits, judgments, penalties, liabilities, and expenses, including, without limitation, reasonable attorney’s fees and expenses, incurred or made, arising out of or in connection with any act or omission of a prior transfer agent of the Corporation or the performance of the Transfer Agent’s obligations under the provisions of this Agreement, including but not limited to, acting, or refusing to act, in reliance upon any signature, endorsement, assignment, certificate, order, request, notice, report, record, instructions or other instrument or document believed by the Transfer Agent in good faith to be valid, genuine and sufficient (the foregoing are referred to as “Indemnifiable Costs”); provided, however, such indemnification shall not apply to any such act or omission finally adjudicated to have been directly caused by the bad faith or gross negligence of the Transfer Agent. The Indemnitees shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection herewith or to take any other action likely to involve the Indemnitees in expense, unless first indemnified to the Transfer Agent’s satisfaction. The indemnities provided by this paragraph shall survive the resignation or removal of the Transfer Agent or the termination of this Agreement. If the indemnification provisions of this Agreement are inadequate or unavailable for any reason, the Indemnitees shall be entitled to contribution from the Corporation and any third-party payors including insurers for all Indemnifiable Costs.

4.	Anything in the Agreement to the contrary notwithstanding, in no event shall either party or its respective affiliates, agents, officers, directors, managers and employees be liable under or in connection with this Agreement for special, indirect, incidental, punitive, or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if advised of the possibility thereof and regardless of the form of action in which such damages are sought.

5.	The Transfer Agent may, in connection with the services described in the Agreement, engage subcontractors, agents, co- transfer agents or attorneys-in-fact, provided the same shall have been selected with reasonable care. The Transfer Agent is authorized by the Corporation to execute all agreements, appoint agents or sub-agents and do all other acts deemed necessary to carry out the general purposes of this Agreement. The Corporation shall provide to the Transfer Agent any books, records, or memoranda which are required in defense of any claim which may arise in the performance of the Transfer Agent’s duties hereunder.

6.	The Transfer Agent may consult with counsel of its choice, and any advice of such counsel shall be full and complete authorization and protection to the Transfer Agent with respect to any action taken or omitted by it in good faith, in reliance upon such advice, in connection with the performance of its duties or obligations under the Agreement. The Corporation agrees to reimburse the Transfer Agent for all reasonable expenses, disbursements and counsel fees (including reasonable expenses and disbursements of counsel) incurred with respect thereto.

7.	The Corporation agrees that the Transfer Agent shall be paid fees for its services and reimbursed for expenses in accordance with the attached fee schedule (See attached Fee Schedule — Exhibit C), which may be updated by the Transfer Agent from time to time. Requests for payment of fees and expenses shall be submitted by the Transfer Agent in the form of a written invoice at the beginning of each month for the services to be provided for the prior month. The Corporation shall make payment upon receipt of all invoices and all invoices shall be considered late if not paid in full by the last day of each month. The Corporation shall pay interest at the rate of 0.83% per month for all late invoices.

8.	The Transfer Agent will, at its own expense, maintain in full force and effect at all times during the term of this appointment insurance coverage in amounts with standard coverage and subject to deductibles as is customary for insurance typically maintained by similar transfer agents.

9.	The Transfer Agent will not have any liability for failure to perform or delay in performing duties set forth herein if the failure or delay is due to an event of force majeure. An event of force majeure is an event or condition beyond the Transfer Agent’s control including, but not limited to acts of God, natural disaster, civil unrest, state of war, fire, power failure, equipment failure, act of terrorism, or similar events beyond the Transfer Agent’s control. The Transfer Agent will make reasonable efforts to minimize performance delays or disruptions in the event of such occurrences.

10.	Nothing in the Agreement shall be construed to give any person or entity other than the Transfer Agent and the Corporation, and their successors and assigns, any legal or equitable right, remedy or claim under this Agreement. The Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Corporation.

7. CONSENT TO USE OF NAME AND LOGO

Each party may disclose in regulatory filings, marketing materials and in other communications the fact Transfer Agent has been appointed pursuant to this Agreement, however, neither party may disclose the specific terms of this Agreement including any fee information, without the prior written consent of the other party, unless disclosure of such fee information is required by SEC rules and regulations.

8. UNCLAIMED PROPERTY ADMINISTRATION

1.	The Transfer Agent will provide unclaimed property reporting services for unclaimed certificates for the Securities and related cash dividends, which may be deemed abandoned or otherwise subject to applicable unclaimed property law or regulation.

2.	The Corporation shall assist the Transfer Agent and provide such cooperation as may reasonably be necessary in the performance of the services hereunder including delivery to the Transfer Agent of any and all such unclaimed property which may not otherwise be in the Transfer Agent’s possession.

9. LOST SECURITY HOLDER SEARCH SERVICES

1.	Pursuant to SEC rules (See SEC Rule 240.17Ad-17, as amended), the Transfer Agent is required to provide certain services regarding lost security holder accounts for the Securities.

2.	The Corporation agrees to reimburse the Transfer Agent for reasonable fees and expenses incurred by the Transfer Agent in the course of providing the referenced search services. The referenced fees and expenses may be assessed periodically by the Transfer Agent in accordance with the services provided. (See attached Fee Schedule — Exhibit C.)

10. CONFIDENTIAL INFORMATION

1.	The Transfer Agent and Corporation acknowledge that during the course of the Agreement, the parties (the Discloser being the “Discloser” and the Recipient the “Recipient”) may make confidential data available to each other or may otherwise have access to proprietary or confidential information regarding the Corporation, its stockholders, or the Transfer Agent, or its or their affiliates (collectively, “Confidential Data”). Confidential Data includes all information not generally known or used by others and which gives, or may give the possessor of such information an advantage over its competitors or which could cause Corporation or Transfer Agent injury, loss of reputation or goodwill if disclosed. Such information includes, but is not necessarily limited to: data or information that identifies past, current or potential customers, stockholders, business practices, financial results, fees, research, development, systems and plans; certain information and material identified by the Discloser as “Proprietary” or “Confidential”; data that the Transfer Agent furnishes to the Corporation from the Transfer Agent’s database; data received from the Corporation and enhanced by the Transfer Agent; and/or data or information that the Recipient should reasonably be expected to know is confidential. Confidential Data may be written, oral, recorded, or maintained on other forms of electronic media. Because of the sensitive nature of the information that the Recipient and its employees or agents may obtain as a result of this Agreement, the intent of the parties is that these provisions be interpreted as broadly as possible to protect Confidential Data. This Agreement, together with the exhibits and schedules referred to herein or delivered pursuant hereto, are Confidential and Proprietary, and shall be treated as Confidential Data by the parties hereto. The Transfer Agent acknowledges that all Confidential Data furnished by Corporation is considered proprietary and strictly confidential. The parties agree to maintain security measures to protect Confidential Data in its possession.

2.	The Recipient agrees to hold as confidential all Confidential Data it receives from the Discloser. As between the Recipient and Discloser, ownership of Confidential Data shall remain with the Discloser, and Recipient shall not take any ownership interest in or right to use the Confidential Data unless expressly agreed in writing by the Discloser. The Recipient will use at least the same care and discretion to avoid unauthorized use and disclosure of the Discloser’s Confidential Data as it uses with its own similar information that it does not wish disclosed, but in no event less than a reasonable standard of care and no less than is required by law. The Recipient may only use and disclose Confidential Information of the Discloser only as necessary for the following “Permitted Purposes”: (1) performing its obligations under this Agreement, (2) in the case of Corporation, deriving the reasonable and intended benefit from the services provided by Transfer Agent under this Agreement, and (3) as otherwise specifically permitted in writing by the Discloser in this Agreement or elsewhere. The Recipient may disclose Confidential Data to: (i) its employees and employees of permitted subcontractors and affiliates who have a need to know; (ii) its attorneys and accountants as necessary in the ordinary course of its business; (iii) any regulatory authority, including the SEC and DTCC, and (iv) any other party with the Discloser’s prior written consent. Without limiting the foregoing, the parties further agree, subject to applicable law and regulations, that: (i) Confidential Data shall not be distributed, disclosed, or conveyed to any third party except by prior written approval of the Discloser; (ii) no copies or reproductions shall be made of any Confidential Data, except as needed to provide the services described in this Agreement; and (iii) the Recipient shall not use any Confidential Data for its own benefit or for the benefit of any third party.

3.	The parties acknowledge that the unauthorized use or disclosure of any Confidential Data may cause irreparable harm to the Discloser. Accordingly, the parties agree that the Discloser shall be entitled to equitable relief, including injunctive relief, in addition to all other remedies available at law for any threatened or actual breach of this Agreement or any threatened or actual unauthorized use or disclosure of Confidential Data.

4.	Except as prohibited by applicable law or regulation, the Recipient shall promptly notify the Discloser in writing of any subpoena, summons or other legal process served on the Recipient for the purpose of obtaining Confidential Data (i) consisting of a stockholder list, such as an identified class of Corporation stockholders, or (ii) relating to significant regulatory action or litigation that would have a material effect on the performance of the Transfer Agent or corporate status of Corporation. In such cases, the Discloser shall have a reasonable opportunity to seek appropriate protective measures; provided, however, that this subsection shall not require the Transfer Agent to notify the Corporation of its receipt of any subpoena, summons or other legal process seeking Confidential Data for a single stockholder or group of related stockholders in connection with routine tax levies or other routine third party litigation involving a stockholder. The Discloser will indemnify the Recipient for all reasonable expenses incurred by the Recipient in connection with determining the lawful release of the Confidential Data that is subject to a subpoena, summons or other legal process.

5.	The obligations set forth in paragraphs (a) through (d) above shall not apply to:

1.	any disclosure specifically authorized in writing by the Discloser;

2.	any disclosure required by applicable law or regulation, including pursuant to a court order; or

3.	Confidential Data which:

1.	has become public without violation of this Agreement; or

2.	was disclosed to the Recipient by a third party not under an obligation of confidentiality to the Discloser; or

3.	was independently developed by the Recipient not otherwise in violation or breach of this Agreement or any other obligation of the Recipient to the Discloser; or

4.	was rightfully known to the Recipient prior to entering into this Agreement.

6.	The obligations of each party set forth in paragraphs (a) through (e) above shall survive termination or assignment of this Agreement.

11. TERM

1.	The Agreement shall have a term of three (3) years, which term shall automatically renew for successive three (3) year terms without any action unless either party shall provide written notice of cancellation thirty (30) days prior to the end of any applicable term period. In addition, either party may terminate the Agreement (i) at any time upon written notice if the terminating party has any reason to believe the other party or any of its officers, directors or affiliates may be involved, directly or indirectly, in potentially illegal conduct, and such notice shall state the basis for such termination, or (ii) upon thirty (30) days advance written notice that the other party is in material breach of its obligations hereunder, unless the breaching party has cured such breach within such thirty (30) day period. Any notice of termination by the Corporation shall include a certified copy of a resolution of the Board of Directors of the Corporation related to such termination and payment for all amounts due and owing to the Transfer Agent. Note — although there is no specific termination fee, however, if the company terminates this Agreement upon a change of control in ownership, transfer of record fees will apply based on the number of shareholders at that time.

2.	Upon the effective date of termination in accordance with the provisions noted above the Transfer Agent shall deliver, at the expense of the Corporation, to the Corporation, or to a successor transfer agent as directed in writing by the Corporation (and if no successor transfer agent has been identified at the time of resignation or removal, then the following shall be provided directly to the Corporation), all records of the Corporation in the possession of the Transfer Agent, with the exception of any blank stock certificates, as discussed in paragraph (a) above.

12. NOTICES

All notices to be given by one party to the other under the Agreement shall be in writing and shall be sufficient if made to such party at their respective address.

If notice to the Corporation: As set forth in the Certificate of Appointment.

If notice to the Transfer Agent:

V Stock Transfer, LLC

Attn: Chief Executive Officer

18 Lafayette Place

Woodmere, New York 11598

Facsimile: (646) 536-3179

All notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, including facsimile capable of transmitting or creating a written record directly to the office of the recipient, when received by the recipient party at the address shown above, or at such other addresses as may hereafter be furnished to the parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt, or in the case of facsimile, the date noted on the confirmation of such transmission).

13. GOVERNING LAW

The Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without regard to the conflict of laws doctrine applied in such state.

14. AMENDMENT; ENTIRE AGREEMENT; SEVERABILITY

1.	The Agreement may be amended or modified only by a written document authorized, executed and delivered by the Corporation and the Transfer Agent. Such document may be in the form of a resolution of the Corporation adopting a written amendment approved by the Transfer Agent.

2.	The Agreement, together with the exhibits and schedules referred to herein or delivered pursuant hereto, constitute the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersede any prior agreement and understandings, including any fee proposals, with respect to those matters and transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

AGREED AND ACCEPTED:

VSTOCK TRANSFER, LLC

VSTOCK TRANSFER, LLC

By

Name

Title

PSI International Inc.

PSI INTERNATIONAL INC., AS ISSUER

Richard Seol

Name	Richard Seol
Email	rseol@psiint.com
Company	PSI International Inc.
Title	President
Date	December 28, 2017, 1:01:20PM PST
Signature ID	0660bc63-6250-4250-ac66-840e8650eb98